Securities and Exchange Commission
                       ----------------------------------
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 13, 2004

                          JOS. A. BANK CLOTHIERS, INC.
                          ----------------------------
            (Exact name of registrant as specified in its character)

       Delaware                                      36-3189198
       --------                                      ----------
(State of Incorporation)                   (I.R.S. Employer Identification No.)

         500 Hanover Pike, Hampstead, MD               21074
         -------------------------------               -----
      (Address of principal executive offices)        (zip code)

                                 (410) 239-2700
                                 ---------------
              (Registrant's telephone number, including area code)



ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

On January 14, 2004 Jos. A. Bank Clothiers, Inc. (the "Registrant") issued a press release in which the Registrant announced that on January 13, 2004 its Board of Directors declared a 50% stock dividend. Each shareholder of record as of January 30, 2004 will receive one additional share of common stock for each two shares then owned. As a result of the stock dividend, the number of outstanding shares of common stock of the Registrant will increase to approximately 10.5 million from approximately 7.0 million. The dividend shares will be distributed on February 18, 2004. A copy of the Press Release is attached hereto as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Jos. A. Bank Clothiers, Inc.
                                      (Registrant)

                                      By:   /s/ Robert N. Wildrick
                                       ------------------------------------
                                      Robert N. Wildrick
                                      Chief Executive Officer and Director

Dated:  January 14, 2004


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EXHIBIT INDEX

Exhibit
Number              Description
-------             -----------

99.1                Press dated January 14, 2004.